UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2008

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
 West Palm Beach, FL 33401
            (Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On December 22, 2008, Metropolitan Health Networks, Inc. (the “Company”) entered into amendments (the “Amendments”) to the employment agreements between the Company and each of the Company’s named executive officers, including Michael M. Earley, the Company’s Chief Executive Officer, Dr. Jose A. Guethon, the Company’s President and Chief Operating Officer, Robert J. Sabo, the Company’s Chief Financial Officer and Roberto L. Palenzuela, the Company’s General Counsel.  The Amendments have been made in order to bring these arrangements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance relating to Section 409A before the December 31, 2008 regulatory compliance deadline.  Compensation under arrangements that do not meet the requirements of Section 409A is subject to additional taxes, including a 20% additional income tax.  The Amendments are primarily technical in nature and affect the timing, but generally not the amount, of compensation that could be received by the named executive officers.

The Amendments are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

(d)           Exhibits

10.1           Amendment to Employment Agreement by and between the Company and Michael M. Earley

10.2           Amendment to Employment Agreement by and between the Company and JoseA. Guethon, M.D.

10.3           Amendment to Employment Agreement by and between the Company and Roberto J. Sabo

10.4           Amendment to Employment Agreement by and between the Company and Roberto L. Palenzuela

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2008

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel